EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorportation by reference in the Registration Statements (Form S-8) pertaining to the 1993 Stock Plan (Nos. 33-75390 and 33-87420) and the Employee Stock Purchase Plan (Nos. 33-75392 and 333-18519), and in the related Prospectuses, of Neurobiological Technologies, Inc. of our report dated July 25, 1997, with respect to the financial statements of Neurobiological Technologies, Inc. included in this annual report (Form 10-KSB) for the year ended June 30, 1997.

                                                               ERNST & YOUNG LLP

San Francisco, California
October 2, 1997

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following person on behalf of the Registrant and in the capacities and on the dates indicated.

Dated:  October 2, 1997                 /s/ Paul E. Freiman

Neurobiological Technologies, Inc.      President, Chief Executive Officer